UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 6, 2005

Maverick Oil and Gas, Inc.

(Exact name of registrant as specified in its charter)

Nevada

(State or Other Jurisdiction of Incorporation)

000-50428	98-0377027
(Commission File Number)	(IRS Employer Identification Number)

888 Las Olas Boulevard, Suite 400, Fort Lauderdale, Florida 33301

(Address of Principal Executive Offices)

(954) 463-5707

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14-12)
□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))
□	Pre-commencement communications pursuant to Rule 13-e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02	Termination of a Material Definitive Agreement.

Maverick Oil and Gas, Inc. (“Maverick”) has elected to permit its outsourcing arrangements with the Schlumberger Integrated Project Management Group to terminate. Maverick had been working with this and other Schlumberger groups to provide strategic consulting and project management services in anticipation of its closing a substantial oil and gas producing property acquisition which would require such services. These arrangements were intended by Maverick to enable it to secure access to the technical resources of Schlumberger on an outsourced basis, and provide cost saving and operational efficiencies where applicable. Since these arrangements contemplated that Maverick would make certain ongoing financial commitments to Schlumberger for Project Management Services once it became operator of a substantial oil and gas producing property, and in light of the recent termination of the agreement to acquire Camden Resources, Inc., Maverick was unwilling to commit to the ongoing financial obligations to Schlumberger necessary to keep these arrangements in place at this time. The management of Maverick is confident that it will be able to reinitiate these or similar arrangements once it assumes operatorship of a significant producing property. Furthermore, with the addition of three senior technical professionals to the Maverick management team during the past two weeks, the need for the same level of ongoing support from Schlumberger is no longer thought to be necessary in the near term.

This Current Report contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, regarding future results, levels of activity, events, trends or plans. We have based these forward-looking statements on our current expectations and projections about such future results, levels of activity, events, trends or plans. These forward-looking statements are not guarantees and are subject to known and unknown risks, uncertainties and assumptions about us that may cause our actual results, levels of activity, events, trends or plans to be materially different from any future results, levels of activity, events, trends or plans expressed or implied by such forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “guidance”, “may”, “will”, “should”, “could”, “would”, “expect”, “plan”, “anticipate”, “believe”, “estimate”, “continue” or the negative of such terms or other similar expressions. The forward looking statements contained in this current report include the expectations that: (i) we will be able to close on a major oil and gas property; (ii) we will be able to reinitiate our outsourcing arrangements with Schlumberger, to the extent we believe such arrangments are necessary and in our best interests; and (iii) that these arrangements will yield for us the operational and financial benefits we expect. Important factors that could cause actual results to differ materially from our expectations, include, but are not limited to those factors disclosed in our Annual Report on Form 10-KSB, our other filings with the Securities and Exchange Commission, as well as our other public documents and press releases which can be found on our web site (www.maverickoilandgas.com). Readers are cautioned not to place undue reliance on our forward looking statements, as they speak only as of the date made. Such statements are not guarantees of future performance or events and we undertake no obligation to disclose any revision to these forward looking statements to reflect events or circumstances occurring after the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MAVERICK OIL AND GAS, INC.
Date: July 11, 2005	By: /s/ V. Ray Harlow
V. Ray Harlow, CEO